CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information, included in Post-Effective Amendment No. 58 to the Registration Statement (Form N-1A, No. 333-173276) of SSGA Active Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated August 31, 2015, with respect to the financial statements of SPDR SSGA Multi-Asset Real Return ETF, SPDR SSGA Income Allocation ETF, SPDR SSGA Global Allocation ETF, SPDR Blackstone/GSO Senior Loan ETF, SPDR SSGA Ultra Short Term Bond ETF, SPDR DoubleLine Total Return Tactical ETF, SPDR MFS Systematic Core Equity ETF, SPDR MFS Systematic Growth Equity ETF, SPDR MFS Systematic Value Equity ETF, SPDR SSGA Risk Aware ETF and State Street Clarion Global Infrastructure & MLP Portfolio (eleven of the portfolios comprising SSGA Active Trust), included in the respective June 30, 2015 Annual Reports of SSGA Active Trust.

/s/ Ernst & Young

Boston, Massachusetts

October 27, 2015